UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2014

AK STEEL HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Commission File No. 1-13696

Delaware	31-1401455
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

9227 Centre Pointe Drive West Chester, Ohio	45069
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 425-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Common Stock Offering

On September 16, 2014, AK Steel Holding Corporation (“AK Holding”) completed the public offering of 40,250,000 shares of common stock, par value $0.01 (the “Common Stock”).

The Common Stock was issued pursuant to an underwriting agreement (the “Common Stock Underwriting Agreement”), dated as of September 10, 2014, among AK Holding and J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Credit Suisse Securities (USA) LLC, as representatives of the underwriters named therein (the “Common Stock Underwriters”).

Pursuant to the Common Stock Underwriting Agreement and subject to its terms and conditions, AK Holding agreed to sell the Common Stock to the Common Stock Underwriters, and the Common Stock Underwriters agreed to purchase the Common Stock for resale to the public. The Common Stock was sold pursuant to a registration statement on Form S-3 (File No. 333-194078), filed on February 21, 2014 (as amended by Post-Effective Amendment No. 1 filed on September 8, 2014, the “Registration Statement”) by AK Holding and three of its subsidiaries: AK Steel Corporation (“AK Steel” or the “Company”), AK Steel Properties, Inc. (“AK Properties”) and AK Tube LLC (“AK Tube”). A copy of the Common Stock Underwriting Agreement is filed as Exhibit 1.1 hereto and incorporated by reference herein.

AK Holding expects to receive net proceeds from the Common Stock offering, after underwriting discounts and commissions and estimated offering fees and expenses, of approximately $344.1 million. AK Holding intends to use the net proceeds from the concurrent offering of AK Steel’s Notes (as described below), together with a portion of the net proceeds from the Common Stock offering, to finance AK Steel’s acquisition of Severstal Dearborn, LLC (“Dearborn”). The remainder of net proceeds from the Common Stock offering, if any, will be used to repay outstanding borrowings under its $1.1 billion, five-year senior secured revolving credit facility (the “Credit Facility”) and for general corporate purposes.

Senior Notes Offering

On September 16, 2014, AK Steel completed the public offering of $430.0 million aggregate principal amount of its 7.625% Senior Notes due 2021 (the “Notes”) at a price to the public of 99.325% of par. The Notes are governed by an indenture, dated as of May 11, 2010 (the “Base Indenture”), among AK Steel, as issuer, AK Holding, as guarantor and U.S. Bank National Association, as trustee, as supplemented by a fifth supplemental indenture, dated as of September 16, 2014 (the “Fifth Supplemental Indenture”, together with the Base Indenture, the “Indenture”), among AK Steel, as issuer, AK Holding, AK Properties and AK Tube, as guarantors, and U.S. Bank National Association, as trustee. A copy of the Base Indenture was filed as Exhibit 4.1 to a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 11, 2010 and incorporated by reference herein. A copy of the Fifth Supplemental Indenture is filed as Exhibit 4.1 hereto and incorporated by reference herein.

The Notes were issued pursuant to an underwriting agreement (the “Notes Underwriting Agreement”), dated as of September 11, 2014, among AK Steel, AK Holding, AK Properties, AK Tube and Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters named therein (the “Notes Underwriters,” and together with the Common Stock Underwriters, the “Underwriters”), and were fully and unconditionally guaranteed by AK Holding, AK Steel Properties and AK Tube (the “Guarantees”). Pursuant to the Notes Underwriting Agreement and subject to its terms and conditions, AK Steel agreed to sell the Notes to the Notes Underwriters, and the Notes Underwriters agreed to purchase the Notes for resale to the public. The Notes were sold pursuant to the Registration Statement. A copy of the Notes Underwriting Agreement is filed as Exhibit 1.2 hereto and incorporated by reference herein.

The Notes bear interest payable semiannually in cash in arrears on April 1 and October 1 of each year, commencing on April 1, 2015. The Indenture provides that the Notes are redeemable prior to October 1, 2017, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes plus a “make-whole” premium. AK Steel may redeem the Notes beginning on October 1, 2017 at the redemption price (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest to the redemption date, if redeemed during the twelve-month period commencing on October 1 of the years indicated below:

Year	Redemption Price

2017	103.813%

2018	101.906%

2019 and thereafter	100.000%

In addition, at any time prior to October 1, 2017, AK Steel may redeem up to 35% of the principal amount of the Notes (including any additional Notes) with the net cash proceeds of one or more sales of AK Holding’s common stock (to the extent the proceeds are contributed to AK Steel as equity) at a redemption price (expressed as a percentage of principal amount) of 107.625%, plus accrued and unpaid interest to the redemption date; provided that at least 65% of the aggregate principal amount of Notes originally issued remains outstanding after such redemption.

The Indenture also contains certain covenants which restrict AK Steel and its restricted subsidiaries’ ability to create liens on its and their assets; incur subsidiary debt; engage in sale/leaseback transaction; and engage in a consolidation, merger or sale of assets.

AK Steel expects to receive net proceeds from the Notes offering, after underwriting discount and commissions and estimated offering fees and expenses, of approximately $417.1 million.

The foregoing description does not constitute a complete summary of the Indenture and is qualified by reference in its entirety to the full text of the Indenture, a copy which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Other Relationships

An affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated serves as agent under the Credit Facility and certain of the Underwriters or their affiliates are lenders under the Credit Facility. In addition, each of Underwriters will receive customary fees and reimbursement of reasonable out of pocket expenses. Some of the Underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with AK Steel and AK Holding or their affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the Underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of AK Steel and AK Holding or their affiliates. The Underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Credit Suisse Securities (USA) LLC acted as AK Steel’s financial advisor in connection with the Dearborn Acquisition.

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously disclosed in its Current Report on Form 8-K filed on July 22, 2014, AK Steel entered into a Membership Interest Purchase Agreement, dated as of July 18, 2014 (the “Purchase Agreement”), by and among Severstal Columbus Holdings, LLC (“Severstal”), Dearborn and AK Steel. The Purchase Agreement provides the terms and conditions of the Company’s acquisition of all of Severstal’s membership interests in Dearborn (the “Dearborn Acquisition”). In accordance with the terms of the Purchase Agreement, on September 16, 2014, the Dearborn Acquisition was successfully completed.

Item 2.03	Creation of a Direct Financial Obligation.

The disclosure under Item 1.01 above pertaining to the Notes and the Indenture is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On September 16, 2014, AK Steel issued a press release, a copy of which is attached hereto as Exhibit No. 99.1 and incorporated by reference herein, announcing that it has completed the acquisition of Severstal North America’s integrated steelmaking assets located in Dearborn, Michigan and certain other related assets.

Item 8.01	Other Events.

Weil, Gotshal & Manges LLP, counsel to AK Holding, AK Steel, AK Properties and AK Tube (the “Companies”), has issued opinions to the Companies, each dated September 16, 2014, regarding the legality of the Common Stock and the Notes. Copies of the opinions are filed hereto as Exhibits 5.1 and 5.2. Such opinions are incorporated by reference into the Registration Statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of September 10, 2014, among AK Steel Holding Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC and Credit Suisse Securities (USA) LLC, as representatives of the underwriters named therein.

1.2	Underwriting Agreement, dated as of September 11, 2014, among AK Steel Corporation, AK Steel Holding Corporation, AK Steel Properties, Inc., AK Tube LLC and Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the underwriters named therein.

4.1	Fifth Supplemental Indenture, dated as of September 16, 2014, among AK Steel Corporation, as issuer, AK Steel Holding Corporation, as parent guarantor, AK Steel Properties, Inc. and AK Tube LLC, as subsidiary guarantors, and U.S. Bank National Association, as trustee.

5.1	Opinion of Weil, Gotshal & Manges LLP (Common Stock Offering).

5.2	Opinion of Weil, Gotshal & Manges LLP (Notes Offering).

99.1	Press Release, dated September 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

By:	/s/ David C. Horn

David C. Horn
Secretary

Date: September 16, 2014